                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   -----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 5, 1998

                                CHOICEPOINT INC.
               (Exact Name of Registrant as Specified in Charter)

       GEORGIA                                    001-13069                         58-2309650
(State of Incorporation)                    (Commission File Number)               (IRS Employer
                                                                                 Identification No.)

                               1000 ALDERMAN DRIVE
                            ALPHARETTA, GEORGIA 30005
                    (Address of principal executive offices)

                                 (770) 752-6000
              (Registrant's telephone number, including area code)


ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS

         Effective November 5, 1998, ChoicePoint Inc., a Georgia corporation ("ChoicePoint"), through its wholly-owned subsidiary ChoicePoint Services Inc., a Georgia corporation, acquired all of the capital stock and equity interests of Customer Development Corporation, an Illinois corporation ("CDC"), and its affiliated companies for $86,000,000 in cash, plus transaction costs. The final purchase price also is subject to a net worth adjustment based on the closing date balance sheet of the acquired companies. CDC, based in Peoria, Illinois, is a full-service database marketing company that designs and implements complex, customized database marketing programs primarily for clients in the insurance, consumer finance, publishing and banking industries. CDC and its affiliated companies (as described below, the "CDC Companies"), which will operate as subsidiaries of ChoicePoint, were acquired from Thomas C. Lund.

         The companies affiliated with CDC and also acquired by ChoicePoint are:
Customer Database Technologies, Inc. (an Illinois corporation), which develops software packages utilized for database management applications, National Credit Audit Corporation (an Illinois corporation), which provides magazine subscriber collection services, Optimum Graphics Printing, Inc. (an Illinois corporation), which provides print and paper brokerage services, Financial Database Services Company (an Illinois corporation), which provides database services for information governed by the Fair Credit Reporting Act, and CDC Realty LLC (a Delaware limited liability company), which owns the real estate utilized by CDC and its affiliated companies.

         ChoicePoint intends to continue to use the equipment and other physical assets of the CDC Companies substantially in the manner in which they were utilized prior to their acquisition. ChoicePoint funded the purchase of the CDC Companies with funds drawn from ChoicePoint's revolving bank credit facility with a group of banks including Wachovia Bank and SunTrust Bank, as co-agents.

ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         See Financial Statements attached as Appendix A and Appendix B hereto.


(b)      Pro Forma Financial Information.

         See Financial Statements attached as Appendix C hereto.


(c)      Exhibits.

         2.1 Purchase Agreement, by and among ChoicePoint Services, Inc., Thomas C. Lund, The Lund 1997 GRAT A Irrevocable Trust, The Lund 1997 GRAT B Irrevocable Trust, and Allen Road Investments, L.P.

         23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

                                   APPENDIX A

               HISTORICAL AUDITED COMBINED FINANCIAL STATEMENTS OF
            CUSTOMER DEVELOPMENT CORPORATION AND AFFILIATED COMPANIES

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Stockholders of
Customer Development Corporation
and its Affiliated Companies
Peoria, Illinois

In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the combined financial position of Customer Development Corporation and its affiliated companies (the Companies) at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
March 17, 1998

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES
                             COMBINED BALANCE SHEET



                                                                                        December 31,
                                  ASSETS                                                   1997
                                                                                           ----
Current assets:
   Cash and cash equivalents                                                            $   656,911
   Trade receivables, less allowance for doubtful accounts of $110,000                    9,894,972
   Other receivables                                                                         47,088
   Notes receivable from stockholder and other related parties (Note 7)                   1,155,656
   Inventories (Note 2)                                                                   1,169,834
   Prepaid expenses                                                                         511,730
                                                                                        -----------

         Total current assets                                                            13,436,191

Property, plant and equipment, net of accumulated depreciation (Notes 3 and 4)            8,992,484
Capitalized software, net of accumulated amortization of $281,588 (Note 1)                2,065,621
Other asset                                                                                 858,922
                                                                                        -----------

                                                                                        $25,353,218
                                                                                        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                                $ 2,598,863
   Accrued wages, salaries, and employee benefits                                         2,551,829
   Customer prepayments and deposits                                                      1,431,273
   State taxes payable (Note 1)                                                             166,262
   Current portion of long-term debt and other obligations (Note 4)                         132,960
                                                                                        -----------

         Total current liabilities                                                        6,881,187

Long-term debt and other obligations (Note 4)                                            12,912,687
Long term debt due to stockholder and other related parties (Note 4)                        375,000
Deferred compensation (Note 7)                                                            1,005,549
Commitments and contingencies (Note 5)

Stockholders' equity:
   Common stock (Note 8)                                                                     16,000
   Additional paid-in capital                                                                30,000
   Retained earnings                                                                      4,132,795
                                                                                        -----------
                                                                                          4,178,795
                                                                                        -----------

                                                                                        $25,353,218
                                                                                        ===========


                (See Notes to the combined Financial Statements)

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES
               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                   1997
                                                                   ----
Operating revenue (Note 1)                                    $ 38,618,695
                                                              ------------

Costs and expenses:
   Cost of services (Note 1)                                    18,340,310
   Selling, general and administrative                          10,696,008
                                                              ------------
                                                                29,036,318
                                                              ------------

Operating income                                                 9,582,377
                                                              ------------

Other income (expense):
   Interest income                                                  12,011
   Interest expense                                               (685,674)
   Other, net                                                       19,682
                                                              ------------
                                                                  (653,981)
                                                              ------------

Income before state taxes                                        8,928,396

Provision for state taxes (Note 1)                                 156,410
                                                              ------------

         Net income                                              8,771,986

Retained earnings:
   Beginning of year                                             3,324,909
   Distributions to stockholder                                 (7,425,000)
   Distribution of capital                                        (539,100)
                                                              ------------

   End of year                                                $  4,132,795
                                                              ============

Profit per share of common stock (Note 11)                    $      75.62
                                                              ============


                (See Notes to the combined Financial Statements)

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                      1997
                                                                                      ----
Cash flows from operating activities:-
   Net income                                                                     $  8,771,986
   Adjustments to reconcile net income to net cash provided by operations:
     Depreciation and amortization                                                   1,970,578
     (Gain) on disposal of fixed assets                                               (101,744)
     Changes in operating assets and liabilities -
        Receivables                                                                 (4,036,998)
        Inventories                                                                    (83,610)
        Prepaid expenses                                                               (88,686)
        Accounts payable                                                            (1,399,804)
        Accrued expenses                                                              (674,167)
        Customer prepayments and deposits                                             (261,097)
        State taxes payable                                                             27,642
        Deferred compensation                                                         (263,411)
                                                                                  ------------
         Total adjustments                                                          (4,911,297)
                                                                                  ------------
         Net cash provided by operating activities                                   3,860,689
                                                                                  ------------
Cash flows from investing activities:
   Proceeds from the sale of property                                                  130,000
   Investment in other asset                                                          (271,303)
   Additions to property, plant and equipment                                       (3,748,163)
   Payment received on related party notes receivable                                  572,572
   Acceptance of related party notes receivable                                     (2,055,619)
                                                                                  ------------
         Net used in investing activities                                           (5,372,513)
                                                                                  ------------
Cash flows from financing activities:
   Distributions to stockholder                                                     (7,425,000)
   Proceeds from issuance of long-term debt                                         10,200,000
   Payments of debt                                                                 (3,657,227)
                                                                                  ------------
         Net cash used in financing activities                                        (882,227)
                                                                                  ------------
Net decrease in cash and cash equivalents                                           (2,394,051)
Cash and cash equivalents at beginning of year                                       3,050,962
                                                                                  ------------

Cash and cash equivalents at end of year                                          $    656,911
                                                                                  ============

Supplemental disclosures of cash flow information:
   Cash paid during the year for -
     Interest                                                                     $    787,842
     State taxes, net of refunds                                                       123,031

Supplemental schedule of noncash investing and financing activities:
    Forgiveness of related party note receivable (Note 7)                         $    539,100

                (See Notes to the combined Financial Statements)

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS AND
         SIGNIFICANT ACCOUNTING POLICIES:

Principles of combination

The combined financial statements include the financial position, results of operations and cash flows of five companies (the Companies) which provide separate and distinct services and are under common ownership and control. All significant transactions between affiliated companies have been eliminated in the combined financial statements.

Customer Development Corporation (CDC) provides database management and direct mail marketing services to financial service organizations, insurance companies and other commercial enterprises. National Credit Audit Corporation (NCAC) provides subscription collection services to national magazine publishers. Optimum Graphics Printing, Inc. (OGPI) provides print and paper brokerage services. Customer Database Technologies, Inc. (CDT) develops general and customer specific software packages utilized for database management applications. CDC Realty Limited Liability Company (LLC) owns the facilities used by CDC, CDT, NCAC and OGPI.

Cash equivalents

For purposes of the statement of cash flows, the Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Operating revenue recognition and presentation

Operating revenue from database management and direct mail marketing services are recognized over the periods in which services are provided. Operating revenue directly related to the printing and mailing of program materials are recognized when the process is complete. Operating revenue from subscription collection services are recognized when subscriptions are remitted.

Material, shipping and postage charges are passed on by the Companies to their customers. The Companies, have elected to exclude these customer reimbursed charges from operating revenue and reduce Cost of services by a corresponding amount. This presentation does not impact operating or net income. Charges passed through to customers in 1997 were $41,167,000.

Inventories

Inventories, consisting primarily of purchased paper stock, are stated at the lower of cost or market. Cost is determined primarily by the first-in, first-out
(FIFO) method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is determined for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the Companies' assets are: equipment - 5 years; building improvements - 5 to 7 years, production facility remodels - 10 years; and buildings - 31 1/2 to 39 years. When an asset becomes fully depreciated, its cost is eliminated from both the asset and the accumulated depreciation accounts.

Capitalized software costs

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This SOP requires the deferral of certain costs associated with internally-developed, internal-use software. The Companies adopted the provisions of this SOP during their fiscal year ended December 31, 1997.

In accordance with SOP 98-1, internal labor and purchased software costs associated with new software developments and significant upgrades or enhancements to existing software which increase the utility of software are capitalized. For the year ended December 31, 1997, the Companies capitalized approximately $1,422,000 of these costs. Capitalized software costs are amortized on the straight line basis over the estimated useful life which approximates five years. Fully amortized software costs are removed from the financial records. For the year ended December 31, 1997, the Companies recorded approximately $183,000 of amortization of capitalized software costs.

Other asset

Other Asset consists of a receivable resulting from premiums paid by the Companies for a split dollar life insurance policy held on one of the Companies' stockholders. Upon the death of the stockholder, the Companies are entitled to receive the total premiums paid into the policy from the proceeds of the death benefit.

Use of estimates in the preparation
of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and reported amounts of operating revenue and expenses during the reporting period. Actual results could differ from these estimates.

The allowance for doubtful accounts and capitalized costs for internally developed software require the use of significant estimates. The Companies believe the techniques and assumptions used in establishing these amounts are appropriate.

Fair values of financial instruments

Carrying amounts of cash, trade and other receivables, and accounts payable approximate fair value because of the short maturity of these financial instruments. Borrowings under the line of credit agreement are at a variable interest rate tied to market rates and, accordingly, the fair value approximates carrying value.

Income taxes and stockholders' distributions

CDC, NCAC, OGPI and CDT are tax option corporations under Subchapter S of the Internal Revenue Code. LLC is a Limited Liability Company as defined by the Internal Revenue Code. Pursuant to these elections, the earnings of the Companies are reported for income tax purposes by the stockholders. Accordingly, no federal income tax provision is reflected in the combined statement of income.

The provision for taxes primarily represents Illinois Personal Property Replacement Tax and both California and Massachusetts corporate income taxes.

Stockholder distributions are accrued when declared by the Board of Directors.

NOTE 2 - INVENTORIES:

The components of inventories at December 31, 1997 are as follows:

                                                                                                  1997
                                                                                                  ----
         Work in process                                                                      $    310,513
         Materials and supplies                                                                    859,321
                                                                                              ------------

                                                                                              $  1,169,834
                                                                                              ============

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment by major classification at December 31, 1997 are as follows:

                                                                1997
                                                                ----
Buildings                                                   $ 5,791,138
Building improvements                                           908,642
Equipment                                                     7,642,552
Office furniture, fixtures and equipment                      1,089,721
Vehicles                                                        130,906
                                                            -----------

                                                             15,562,959
Less -  Accumulated depreciation                              6,997,077
                                                            -----------

                                                              8,565,882
Land                                                            426,602
                                                            -----------

                                                            $ 8,992,484
                                                            ===========

NOTE 4 - DEBT AND OTHER OBLIGATIONS:

At December 31, 1997, long-term debt and other obligations are as follows:

                                                                                           1997
                                                                                           ----
Borrowings pursuant to an unsecured revolving line of credit agreement with a bank; interest rate varies at either the bank's prime lending rate or at a
LIBOR-based rate; line of credit was $9,000,000 at December 31, 1997; expires
November 2002

   Borrowings at prime rate                                                             $  921,147
   Borrowings at LIBOR-based rate                                                        6,278,853




Borrowings pursuant to an unsecured revolving line of credit agreement with a bank; interest rate varies at either the bank's prime lending rate or at a LIBOR-based rate; line of credit was $3,000,000 at December 31, 1997; expires in November 2000; proceeds restricted to finance capital expenditures

   Borrowings at LIBOR-based rate                                                        3,000,000


Adjustable Rate Industrial Development Revenue Bonds, Series 1994; annual principal payments ranging in progressive amounts from $95,000 in 1996 to
$225,000 in 2014; interest payable monthly based on the seven day municipal bond
interest rate; secured by a building and certain equipment                               2,675,000

                                                                                          1997
                                                                                          ----
Note payable to stockholder; interest payable semi-annually and at maturity;
interest at 9%; principal payable at maturity in January 1999                         $   275,000

Note payable to related party; interest payable semi-annually and at maturity;
interest at 9%; principal payable at maturity in January 1999                              19,000

Note payable to stockholder; interest payable semi-annually and at maturity;
interest at 9%; principal payable at maturity in January 1999                              80,000

Note payable to related party; interest payable semi-annually and at maturity;
interest at 9%; principal payable at maturity in January 1999                               1,000

Noncompetition agreement; payable in semimonthly instalments of $2,083 through
August 2002, including interest discounted at a rate of 14%                               170,647


                                                                                      -----------
                                                                                       13,420,647
Less - Current portion                                                                    132,960
                                                                                      -----------

                                                                                      $13,287,687
                                                                                      ===========

Annual maturities of bank and other long term debt (exclusive of the revolving line of credit borrowings and other obligations) in the next five years are as follows:

         1998                              $  132,960
         1999                                 517,149
         2000                                 151,957
         2001                                 162,501
         2002 +                             2,256,080
                                           ----------

                                           $3,220,647
                                           ==========

The Companies have industrial revenue bonds and a revolving line of credit which are maintained with a single bank. The bank requires the Companies to maintain certain covenants related to fixed charge coverage, interest coverage, ratio of debt to earnings and net worth. The Companies were in compliance with these covenants at December 31, 1997.

         The majority of the long-term debt agreements are at various interest rates tied to market rates and, accordingly, the Companies consider fair value to be the same as the carrying value. Based upon the borrowing rates currently available to the Companies for the other long-term debt agreements with similar terms and average maturities, the carrying value of long-term debt approximates fair value.

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

The Companies have leases for equipment, and office, production and warehouse space in various locations, some of which contain renewal options for additional periods. Rental expense in 1997 approximated $492,000. Minimum rental payments to third parties required under all operating leases having noncancelable lease terms in excess of one year are as follows:

         1998                              $  455,373
         1999                                 470,968
         2000                                 119,737
         2001                                   5,960
         2002                                      --
                                           ----------

                                           $1,052,038
                                           ==========


NOTE 6 - EMPLOYEE BENEFIT PLANS:

Substantially all employees may participate in the Companies' salary reduction 401(k) Plan. Participating employees may contribute from 2% to 12% of their earnings. The Companies match 50% of the first 6% of earnings contributed by each employee. Expense for the plan was approximately $361,000 in 1997.

NOTE 7 - RELATED PARTY TRANSACTIONS:

During 1997, the Companies executed two $500,000 interest bearing notes receivable from two related parties. The notes, which are due on December 31, 1998, bear interest at the greater of (a) 7% or (b) the lowest interest rate permitted under Section 7872 of the Internal Revenue Code (5.6% at December 31,
1997). Each note is secured by 6,000 shares of Series B common stock of CDC. The combined principal balance of these notes totaled $1,000,000 at December 31, 1997.

During 1997, the Companies executed an interest bearing note receivable from a stockholder. This note, which is due upon demand, bears interest at 7%. The principal balance of this note totaled $141,060 at December 31, 1997.

In 1997, LLC accepted a receivable for $539,100 from a related party associated with principal and interest payments made by LLC on behalf of the related party. At December 31, 1997, LLC forgave the receivable through a distribution of capital to the related party.

The Companies held a note receivable from an employee aggregating $14,596 at December 31, 1997. This note is payable on demand and bears interest at the prime lending rate plus one percentage point.

Interest income related to notes receivable from a stockholder and employees of the Companies totaled approximately $8,000 in 1997.

The Companies have entered into deferred compensation agreements with certain key employees whereby the funding and eventual settlements vary upon the terms of each of the agreements. Compensation expense is related to these agreements is recorded in the period earned. Interest accrues monthly based upon the interest rate of one-year U.S. Treasury Notes.

NOTE 8 - STOCKHOLDERS' EQUITY:

The individual components of the Companies' common stock at December 31, 1997 are as follows:

                                                                       Issued/
                 Type of                      Authorized             outstanding
              common stock                      shares                 shares
              ------------                      ------                 ------
    Voting--Series A (no par value)            100,000                  10,000
    Nonvoting--Series  B (no par value)        100,000                  90,000
    Voting ($1.00 par value)                   210,000                  16,000
                                               -------                  ------

         Total                                 410,000                 116,000
                                               =======                 =======

NOTE 9 - EQUITY PARTICIPATION PLAN:

The Companies initiated an Equity Participation Plan (the Plan) effective October 1, 1997. All full-time employees and officers of the Companies are eligible to participate in the Plan. Participants are eligible to receive Plan awards in the form of units. The Plan is administered by the Compensation Committee (the Committee) of the Board of Directors which is composed of officers and employees of the Companies. The Committee awards units to participants based on various factors. Awarded units do not entitle the participant to any stockholder rights. Units become earned if the participant is employed by the Companies on the qualified disposition date (as defined in the Plan document).

Approximately 7% of the net proceeds (as defined in the Plan document), less certain predefined selling expenses, will be contributed to a Participant Trust (the Trust) and/or directly to the Plan participants on the qualified disposition date. As the likelihood of a qualified disposition was not probable, as defined in Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," no compensation expense was recorded for the year ended December 31, 1997.

Payment from the Trust

Participants will receive distributions from the Companies in proportion to the number of earned units owned on the qualified disposition date equal to one-half of their total distribution. Participants will also receive distributions from the Trust in proportion to the number of earned units owned as follows: (1) one-fourth of their total distribution on the first anniversary date of the qualified disposition and (2) the remainder of distributions on the second anniversary date of the qualified disposition. The participant forfeits any future distributions if they resign or are terminated for cause after the qualified disposition date. Forfeitures are reallocated to remaining plan participants.

Plan modification and termination

The Committee may modify the Plan terms at their discretion. In addition, the stockholders of the Companies have the sole and exclusive rights to replace the Plan with an employee stock option plan that would provide participants with options to acquire shares of the Companies' common stock. The stockholders of the Companies have not made this election as of March 17, 1998.


NOTE 10 - MARKET SEGMENTS AND CONCENTRATION OF CREDIT RISK:

The Companies' primary sources of operating revenue are financial service organizations and insurance companies, which represented approximately 52% and 31% of total net sales in 1997, respectively. Operating revenue from one financial service organization and one insurance company represented approximately 24.3% and 21.9% of total operating revenue, respectively.



At December 31, 1997, receivables from companies concentrated in the financial service industry were approximately $7,269,000 and receivables from companies concentrated in the insurance industry were approximately $2,464,000.

NOTE 11 - PROFIT PER SHARE

Profit (A)                                                                                        $8,771,986

Determination of shares:
   Weighted average common shares outstanding (B)                                   116,000
   Potentially dilutive shares                                                        -
                                                                                    -------
   Weighted averaged common shares outstanding - assuming
    dilution (C)                                                                    116,000
                                                                                    -------

Profit per share of common stock (A/B)                                                            $    75.62
Profit per share of common stock - assuming dilution (A/C)                                        $    75.62


NOTE 12 - EVENT (UNAUDITED) SUBSEQUENT TO THE DATE
          OF THE INDEPENDENT ACCOUNTANTS' REPORT

On October 31, 1998, the stockholders of the Companies sold their stock to ChoicePoint, Inc. (ChoicePoint) in a transaction that will be accounted for as a sale of assets and liabilities as allowed for under Section 338(h)(10) of the Internal Revenue Code. On the closing date, the Companies received approximately $73 million in cash and were relieved of approximately $13 million in debt.

In accordance with the acquisition agreement, certain assets and liabilities were not included in the sale of the Companies to ChoicePoint. The following assets and liabilities were not acquired by ChoicePoint:

                                                                              Asset/(Liability) at
                                                                                December 31, 1997
                                                                                -----------------
         Notes Receivable from stockholder and other
          related parties                                                        $ 1,155,656
         Property, Plant and Equipment                                               163,554
         Other Assets                                                                858,922
         Long term debt due to stockholder on other
          related parties                                                           (375,000)
         Noncompetition agreement                                                   (170,647)
         Deferred compensation                                                    (1,005,549)


The sale of the Companies to ChoicePoint represents a qualified disposition as defined in the Equity Participation Plan document (Note 9) and, accordingly, the Companies will recognize approximately $5.1 million compensation expense in their 1998 fiscal year.

In October 1998, the Companies initiated four additional Equity Participation Plans (the Plans). These Plans entitle certain key employees of the Companies to receive approximately 13% of the net proceeds (as defined by the Plan documents), less certain predefined selling expenses. The related compensation expense of approximately $9.8 million will be recognized by the Companies in their 1998 fiscal year.

                                   APPENDIX B


           HISTORICAL UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES

                         COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)



--------------------------------------------------------------------------------
                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
(IN THOUSANDS)                                           1998            1997
--------------------------------------------------------------------------------
Operating revenue                                        $27,419         $27,366

Costs and expenses:
  Costs of services                                       15,288          13,558
  Selling, general and administrative                      7,730           7,951
                                                         -------         -------
     Total costs and expenses                             23,018          21,509

Operating income                                           4,401           5,857

Interest expense                                             579             460
                                                         -------         -------

Income before state taxes                                  3,822           5,397

Provision for state taxes                                     82              93
                                                         -------         -------

Net income                                               $ 3,740         $ 5,304
                                                         =======         =======



   The accompanying notes are an integral part of these combined statements.

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES

                            COMBINED BALANCE SHEETS



------------------------------------------------------------------------------------------------------
                                                                SEPTEMBER 30,             DECEMBER 31,
(IN THOUSANDS)                                                     1998                       1997
------------------------------------------------------------------------------------------------------
                                                                (UNAUDITED)
                          ASSETS
Cash and cash equivalents                                             $   680                  $   657
Trade receivables, less allowance for doubtful accounts                 8,780                    9,895
Notes receivable from stockholder and other related parties             1,116                    1,156
Inventories                                                             1,455                    1,170
Prepaid expenses and other current assets                                 470                      559
                                                                      -------                  -------

   Total current assets                                                12,501                   13,437

Property, plant and equipment, net of accumulated
     depreciation                                                       9,504                    8,992
Capitalized software, net of accumulated amortization                   2,204                    2,066
Other assets                                                            1,178                      858
                                                                      -------                  -------

   Total assets                                                       $25,387                  $25,353
                                                                      =======                  =======

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses                                 $ 3,577                  $ 2,765
Accrued wages, salaries, and employee benefits                          1,925                    2,552
Customer prepayments and deposits                                       2,060                    1,431
Current portion of long-term debt and other obligations                   133                      133
                                                                      -------                  -------

   Total current liabilities                                            7,695                    6,881

Long-term debt and other obligations                                   10,692                   12,913
Long-term debt due to stockholder and other related parties               375                      375
Deferred compensation                                                   1,005                    1,005
                                                                      -------                  -------

   Total liabilities                                                   19,767                   21,174

Stockholders' equity:
 Common stock                                                              16                       16
 Additional paid-in capital                                                30                       30
 Retained earnings                                                      5,574                    4,133
                                                                      -------                  -------

   Total stockholders' equity                                           5,620                    4,179
                                                                      -------                  -------

   Total liabilities and stockholders' equity                         $25,387                  $25,353
                                                                      =======                  =======



 The accompanying notes are an integral part of these combined balance sheets.

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



------------------------------------------------------------------------------------------------
                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                              ----------------------------------
(IN THOUSANDS)                                                            1998           1997
------------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                                              $  3,740       $ 5,304
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                            1,947         1,501
    Changes in assets and liabilities:
      Trade receivables, net                                                 1,115        (5,217)
      Inventories                                                             (285)         (492)
      Prepaid expenses and other current assets                                 89          (375)
      Other assets                                                            (320)           38
      Current and other long-term liabilities, excluding debt                  814          (730)
                                                                          --------       -------

  Net cash provided by operating activities                                  7,100            29

Cash flows from investing activities:
  Additions to property, plant and equipment and
         capitalized software                                               (2,597)       (3,458)
  Payment on notes receivable from stockholder, net                             40           192
                                                                          --------       -------

  Net cash flows used in investing activities                               (2,557)       (3,266)

Cash flows from financing activities:
  Proceeds from long-term debt                                              57,779         6,969
  Payments on long-term debt                                               (60,000)       (3,000)
  Distributions to stockholders                                             (2,299)       (3,689)
                                                                          --------       -------

  Net cash flows (used in) provided by financing activities                 (4,520)          280

Net increase (decrease) in cash                                                 23        (2,957)
Cash and cash equivalents, beginning of period                                 657         3,051
                                                                          --------       -------
Cash and cash equivalents, end of period                                  $    680       $    94
                                                                          ========       =======



   The accompanying notes are an integral part of these combined statements.

                        CUSTOMER DEVELOPMENT CORPORATION
                          AND ITS AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)



1.   BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The combined financial statements include the financial position, results of operations and cash flows of Customer Development Corporation and its five affiliates ("CDC") which provide separate and distinct services and are under common ownership and control. All significant transactions between affiliated companies have been eliminated in the combined financial statements.

Customer Development Corporation provides database management and direct mail marketing services to financial service organizations, insurance companies and other commercial enterprises. National Credit Audit Corporation provides subscription collection services to national magazine publishers. Optimum Graphics Printing, Inc. provides print and paper brokerage services. Financial Database Services Company provides database services for information governed by the Fair Credit Reporting Act. Customer Database Technologies, Inc. develops general and customer specific software packages utilized for database management applications. CDC Realty Limited Liability Company owns the facilities used by the other companies.

The information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the financial position of CDC of September 30, 1998 and the results of operations and cash flows for the nine months ended September 30, 1998 and 1997. The adjustments have been of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the notes to the financial statements included in the CDC's Combined Financial Statements for the year ended December 31, 1997 in Appendix A of the Current Report on Form 8-K hereto. The current period's results are not necessarily indicative of results to be expected for a full year.

2.   SUBSEQUENT EVENTS

Sale of the Companies
Effective November 5, 1998, the stockholders of CDC sold their stock to ChoicePoint, Inc. ("ChoicePoint") for approximately $86 million in cash plus transaction costs. The final purchase price also is subject to a net worth adjustment based on the closing date balance sheet of CDC. The transaction was accounted for as a sale of assets and liabilities as allowed for under Section 338 (h) (10) of the Internal Revenue Code.

Equity Participation Plan
CDC initiated an Equity Participation Plan (the "Plan") effective October 1, 1997. Participants in the Plan were eligible to receive Plan awards in the form of units which became earned if the participant was employed by CDC on the qualified disposition date (as defined in the Plan documents).

Approximately 7% of the net proceeds (as defined in the Plan document), less certain predefined selling expenses, were to be contributed to a participant trust and/or directly to the Plan participants on the qualified disposition date. Since a qualified disposition was not probable at the time, as defined in Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies", no compensation expense was recorded for the year ended December 31, 1997 or for the nine months ended September 30, 1998.

The sale of CDC to ChoicePoint represented a qualified disposition as defined in the Plan and, accordingly, CDC recognized $5.1 million compensation expense in October 1998 prior to the sale. In addition, CDC initiated four new Equity Participation Plans ("New Plans") in October 1998 prior to the sale. These New Plans entitled certain key employees of CDC to receive approximately 13% of the net proceeds (as defined by the New Plan documents), less certain predefined selling expenses. The related compensation expense of approximately $9.8 million was also recognized by CDC in October 1998 prior to the sale.

As a result, the one time pre tax compensation expenses of $5.1 million and $9.8 million have not been included in the accompanying Combined Statements of Income.

                                   APPENDIX C


                      PRO FORMA CONSOLIDATED FINANCIAL DATA

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated statement of income for the nine months ended September 30, 1998 and the year ended December 31, 1997 and the unaudited pro forma consolidated balance sheet as of September 30, 1998 present the consolidated results of operations and consolidated financial position of ChoicePoint assuming that the acquisition of Customer Development Corporation and its affiliates ("CDC") had been completed as of the beginning of 1997 and as of September 30, 1998, respectively. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of material transactions contemplated by the acquisition on ChoicePoint's historical financial information. The adjustments are described in Note 2 of the Notes to the Pro Forma Consolidated Financial Data (Unaudited) and are set forth in the "Pro Forma Adjustments" columns.

The unaudited Pro Forma Consolidated Financial Data of ChoicePoint should be read in conjunction with the Consolidated Financial Statements and related notes for the year ended December 31, 1997 as filed with the Securities and Exchange Commission on Form 10-K (File no. 1-13069). The information presented below is not necessarily indicative of the financial condition or results of operations that ChoicePoint would have reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

                                CHOICEPOINT INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------
                                                                         NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                          CHOICEPOINT            CDC        PRO FORMA
(IN THOUSANDS, EXCEPT PER SHARE DATA)                      HISTORICAL        HISTORICAL    ADJUSTMENTS       PRO FORMA
----------------------------------------------------------------------------------------------------------------------
Operating revenue...................................        $303,139          $27,419      $    --           $330,558
Costs and expenses:
   Costs of services................................         200,823           15,288        2,360 (2a)       218,471
   Selling, general, and administrative.............          54,580            7,730           --             62,310
                                                            --------          -------      -------           --------
         Total costs and expenses...................         255,403           23,018        2,360            280,781

Operating income....................................          47,736            4,401       (2,360)            49,777
Interest expense....................................           5,271              579         (472)(2b)         9,248
                                                                                             3,870 (2c)
                                                            --------          -------      -------           --------
Income before income taxes..........................          42,465            3,822       (5,758)            40,529
Provision (benefit) for income taxes................          18,387               82         (876)(2d)        17,593
                                                            --------          -------      -------           --------

Net income..........................................        $ 24,078          $ 3,740      $(4,882)          $ 22,936
                                                            ========          =======      =======           ========


Earnings per share-basic (2i).......................        $   1.65                                         $   1.57
                                                            ========                                         ========
Weighted average shares-basic (2i)..................          14,575                                           14,575
                                                            ========                                         ========


Earnings per share-diluted (2i).....................        $   1.60                                         $   1.53
                                                            ========                                         ========
Weighted average shares-diluted (2i)................          15,029                                           15,029
                                                            ========                                         ========


             See Notes to the Pro Forma Consolidated Financial Data.

                                CHOICEPOINT INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

-------------------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31, 1997
                                                      CHOICEPOINT      CDC       PRO FORMA
  (IN THOUSANDS, EXCEPT PER SHARE DATA)               HISTORICAL    HISTORICAL   ADJUSTMENTS        PRO FORMA
-------------------------------------------------------------------------------------------------------------
Operating revenue ...............................      $417,321      $38,619      $    --           $455,940
Costs and expenses:
   Costs of services ............................       280,765       18,340        3,147 (2a)       302,252
   Selling, general, and administrative .........        84,270       10,665           --             94,935
   Unusual items ................................         6,209           --           --              6,209
                                                       --------      -------      -------           --------
      Total costs and expenses ..................       371,244       29,005        3,147            403,396

Operating income ................................        46,077        9,614       (3,147)            52,544
Gain on sale of business unit....................        14,038           --           --             14,038
Interest expense ................................         6,649          686         (543)(2b)        11,952
                                                                                    5,160 (2c)
                                                       --------      -------      -------           --------
Income before income taxes ......................        53,466        8,928       (7,764)            54,630
Provision for income taxes ......................        24,522          156          321 (2d)        24,999
                                                       --------      -------      -------           --------

Net income ......................................      $ 28,944      $ 8,772      $(8,085)          $ 29,631
                                                       ========      =======      =======           ========


Pro forma net income (2j) .......................      $ 28,520      $ 8,772      $(8,085)          $ 29,207
                                                       ========      =======      =======           ========

Pro forma earnings per share-basic (2j) .........      $   1.95                                     $   2.00
                                                       ========                                     ========
Pro forma weighted average shares-basic (2j).....        14,595                                       14,595
                                                       ========                                     ========

Pro forma earnings per share-diluted (2j) .......      $   1.92                                     $   1.96
                                                       ========                                     ========
Pro forma weighted average shares-diluted (2j)...        14,891                                       14,891
                                                       ========                                     ========

             See Notes to the Pro Forma Consolidated Financial Data.

                                CHOICEPOINT INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                          AS OF SEPTEMBER 30, 1998
                                                                        CHOICEPOINT         CDC          PRO FORMA
  (IN THOUSANDS, EXCEPT PAR VALUES)                                      HISTORICAL      HISTORICAL     ADJUSTMENTS      PRO FORMA
----------------------------------------------------------------------------------------------------------------------------------
                                           ASSETS
Current assets:
  Cash and cash equivalents ........................................      $   8,469       $   680       $ 1,449 (2k)      $  10,598
  Accounts receivable, net .........................................        100,904         8,780            --             109,684
  Deferred income tax assets .......................................          9,611            --            --               9,611
  Other current assets .............................................         10,413         3,041        (1,116)(2k)         12,338
                                                                          ---------       -------       -------           ---------
      Total current assets .........................................        129,397        12,501           333             142,231

Property and equipment, net ........................................         42,184        11,708          (160)(2k)         53,732
Goodwill, net ......................................................        159,522            --        65,805 (2e)        225,327
Deferred income tax assets .........................................         19,473            --            --              19,473
Other ..............................................................         39,067         1,178         9,050 (2e)         48,117
                                                                                                         (1,178)(2k)
                                                                          ---------       -------       -------           ---------
Total Assets .......................................................      $ 389,643       $25,387       $73,850           $ 488,880
                                                                          =========       =======       =======           =========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short term debt and current maturities of long-term debt .........      $  11,021       $   133           (28)(2f)      $  11,126
  Accounts payable .................................................         21,362         1,904            --              23,266
  Accrued salaries and bonuses .....................................         13,588         1,925            --              15,513
  Other current liabilities ........................................         42,426         3,733         3,000 (2g)         49,159
                                                                          ---------       -------       -------           ---------
    Total current liabilities ......................................         88,397         7,695         2,972              99,064

Long-term debt, less current maturities ............................         99,322        11,067        86,000 (2c)        187,892
                                                                                                         (8,497)(2f)
Postretirement benefit obligations .................................         54,442            --            --              54,442
Other long-term liabilities ........................................          3,935         1,005        (1,005)(2k)          3,935
                                                                          ---------       -------       -------           ---------
    Total liabilities ..............................................        246,096        19,767        79,470             345,333

Shareholders' equity:
  Preferred stock ..................................................             --            --            --                  --
  Common stock .....................................................          1,465            16           (16)(2h)          1,465
  Paid-in capital ..................................................        114,456            30           (30)(2h)        114,456
  Retained earnings ................................................         37,822         5,574        (5,574)(2h)         37,822
  Foreign currency translation adjustments .........................            (86)           --            --                 (86)
  Stock held by employee benefit trusts, at cost ...................        (10,110)           --            --             (10,110)
                                                                          ---------       -------       -------           ---------

    Total shareholders' equity .....................................        143,547         5,620        (5,620)            143,547
                                                                          ---------       -------       -------           ---------

Total Liabilities and Shareholders' Equity .........................      $ 389,643       $25,387       $73,850           $ 488,880
                                                                          =========       =======       =======           =========


             See Notes to the Pro Forma Consolidated Financial Data.

               NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)

NOTE 1. The accompanying unaudited Pro Forma Consolidated Financial Data reflects all adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and pro forma results of operations. This information should be read in conjunction with the Consolidated Financial Statements and related notes for the year ended December 31, 1997 as filed with the Securities and Exchange Commission on Form 10-K (File no. 1-13069).

NOTE 2. Following are the pro forma adjustments to the accompanying pro forma consolidated financial data:

(a) To record amortization of intangible assets. The acquisition of CDC was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of CDC based on their respective estimated fair values as of the closing date based upon valuations and other studies and are being amortized over their estimated useful lives as follows (dollars in thousands):

                  Goodwill             $65,805          30 years
                  Technology             8,000          10 years
                  Workforce              1,000           7 years
                  Non-compete               50           5 years

(b) To reverse CDC's interest expense related to debt paid off at the closing.
(c) To record additional borrowings under ChoicePoint's Credit Facility to fund the cost of the acquisition and related expenses and the associated increase in interest expense. Borrowings under ChoicePoint's credit facility to fund the acquisition and related costs totaled $86.0 million and bear interest at a variable rate. An interest rate of 6.0% is assumed on the borrowings. A 1% change in the annual interest rate would impact pro forma interest expense by $645,000 for the nine months ended September 30, 1998 and $860,000 for the year ended December 31, 1997.
(d) To record the estimated income tax provision (benefit) related to the pro forma interest and amortization expense adjustments and to record an income tax provision on CDC's operating results as if they were part of the ChoicePoint consolidated group. Historically, CDC and its affiliates have either been tax option corporations under Subchapter S of the Internal Revenue Code or a Limited Liability Company as defined by the Internal Revenue Code. Pursuant to these elections, CDC's historical earnings were reported by the stockholder and no federal income tax provision was recorded.
(e) To reflect allocation of purchase price to goodwill and other intangible assets.
(f)      To eliminate CDC's debt paid off at closing.
(g)      To accrue transaction related costs
(h)      To eliminate CDC's shareholders' equity.

(i) Earnings per share information for the nine months ended September 30, 1998 is based on the actual weighted average shares - basic and actual weighted average shares - diluted of ChoicePoint as of September 30, 1998.
(j) Earnings per share information for the year ended December 31, 1997 is based on pro forma net income assuming that ChoicePoint's spinoff from Equifax Inc. had been completed as of the beginning of January 1, 1997. The pro forma basic and diluted weighted average shares assumes that the number of ChoicePoint shares issued and outstanding, including restricted stock, as of the date of spinoff, August 8, 1997, had been outstanding from January 1, 1997. The pro forma weighted average shares
         - diluted also include the dilutive effect of stock options.

(k) To record the net cash received on certain assets sold and liabilities paid off as a result of the sale and to eliminate those assets and liabilities from the balance sheet.

NOTE 3. CDC initiated an Equity Participation Plan (the "Plan") effective October 1, 1997. Participants in the Plan were eligible to receive Plan awards in the form of units which became earned if the participant was employed by CDC on the qualified disposition date (as defined in the Plan document).

Approximately 7% of the net proceeds (as defined in the Plan document), less certain predefined selling expenses, were to be contributed to a participant trust and/or directly to the Plan participants on the qualified disposition date. Since a qualified disposition was not probable at the time, as defined in Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," no compensation expense was recorded for the year ended December 31, 1997 or for the nine months ended September 30, 1998.

The sale of CDC to ChoicePoint represented a qualified disposition as defined in the Plan and, accordingly, CDC recognized $5.1 million compensation expense in October 1998 prior to the sale. In addition, CDC initiated four new Equity Participation Plans ("New Plans") in October 1998 prior to the sale. These New Plans entitled certain key employees of CDC to receive approximately 13% of the net proceeds (as defined by the New Plan documents), less certain predefined selling expenses. The related compensation expense of approximately $9.8 million was also recognized by CDC in October 1998 prior to the sale.

As a result, the one time pre tax compensation expenses of $5.1 million and $9.8 million have not been included in the accompanying pro forma operating results of CDC.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHOICEPOINT INC.
                                       (Registrant)


                                       By: /s/ Doug C. Curling
                                          -------------------------------------
                                          Doug C. Curling
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer


Date: January 11, 1999